Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264062

PROSPECTUS SUPPLEMENT
(To prospectus dated April 11, 2022)

MAWSON INFRASTRUCTURE GROUP INC.

8,000,000 Shares of Common Stock

Common Stock Warrants to Purchase 10,000,000Shares of Common Stock

Placement Agent Warrants to Purchase 560,000 Shares of Common Stock

We are offering 8,000,000 shares of common stock, together with warrants (the “common stock warrants”) to purchase 10,000,000 shares of common stock at a combined public offering price of $0.80 per share and common stock warrant (and the shares issuable from time to time upon exercise of the common stock warrants) pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement. The shares of common stock and common stock warrants will be separately issued, but the shares of common stock and common stock warrants will be issued to purchasers in the ratio of one to one and one-quarter. Each common stock warrant will have an exercise price of $1.01 per share, will be exercisable 6 months after issuance and will expire five and one-half years from the date of issuance. See “Common Stock Warrants Offered in this Offering” for more information on the securities offered hereby.

Our common stock is traded on The Nasdaq Capital Market, or Nasdaq, under the symbol “MIGI.” The last reported sale price of our common stock on July 14, 2022, was $1.07 per share. The common stock warrants are not, nor will they be, listed for trading on any national securities exchange or other trading system.

We have retained H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements. We are also offering pursuant to this prospectus supplement and the accompanying prospectus placement agent warrants to purchase up to an aggregate 560,000 shares of common stock, and the shares of common stock issuable from time to time thereunder, to the placement agent, or its respective designees. See “Placement Agent Warrants Offered in this Offering” for more information.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock and Accompanying Common Stock Warrant	Total
Public offering price	$0.80	$6,400,000
Placement agent fees(1)	$0.06	$448,000
Proceeds, before expenses, to us	$0.74	$5,952,000

(1)	We have agreed to pay the placement agents an aggregate cash placement fee equal to 7% of the gross proceeds in this offering. We have also agreed to pay the placement agent a management fee equal to 0.5% of the gross proceeds in this offering. We have also agreed to reimburse the placement agent for certain expenses incurred in connection with this offering and issue the placement agent warrants to purchase shares of our common stock. For additional information on the placement agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

Delivery of the securities offered hereby is expected to be made on or about July 20, 2022, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 17, 2022

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf’ registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Mawson” refer to MAWSON INFRASTRUCTURE GROUP INC. and its subsidiaries. When we refer to “Mawson AU” in this prospectus supplement, we mean Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and the subsidiaries of Mawson AU, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, referred to as “Cosmos Infrastructure”, Cosmos Manager LLC, Cosmos Grid Tech Pty Ltd, Cosmos Asset Management Pty Ltd, referred to as “Cosmos Asset Management”, and Luna Squares LLC (formerly known as Innovative Property Management LLC), which collectively we refer to as the “Mawson Subsidiaries”.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks, and trade names included or incorporated by reference into this prospectus or the accompanying prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

S-iii

This prospectus supplement identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	our need and ability to raise additional capital, and the terms therefore;

●	competition and technological challenges we may face;

●	the slowing or stopping of the development or acceptance of digital asset systems;

●	changes to any digital asset network’s protocols and software;

●	any decrease in the incentive for Bitcoin mining;

●	growth challenges we may face;

●	the costs associated with digital asset mining, including electricity, equipment purchases, equipment maintenance and security;

●	security threats and malicious actors;

●	our ability to obtain and maintain adequate insurance;

●	we may become subject to existing or future government regulations which increase the cost of doing business, or which cause to cease some or all of our operations;

●	our exposure to fluctuations in the market value of digital assets, in particular Bitcoin, and the relative attractiveness of those digital assets to investors, speculators, and users payment network services over other solutions;

●	our reliance on third party manufacturers for Miners and other infrastructure and hardware;

●	risks relating to the supply chain disruptions due to pandemic (eg COVID-19), shortages (computer chips), and geo-political tensions (eg China trade bans and war in Ukraine);

●	climate change risks, including direct risks from storms and floods, but also the implementation of policies which may lead to higher energy costs;

●	political or economic crises motivating large-scale sales of digital assets;

●	regulatory risks, including local and global governments regulating, or even banning, Bitcoin or Bitcoin mining;

●	the impact of future stock sales on our stock price;

●	the potential lack of liquidity, or volatility, of our common stock and warrants;

●	the potential failure to maintain effective internal controls over financial reporting;

●	competitive companies and technologies within our industry, and outside it (such as central bank digital currencies and quantum computing); and

●	hosting customers failing to pay (or to pay on time) due to their own financial hardships and downturns in the industry.

We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described above and in the Risk Factors section of our annual report on Form 10-K for the year ended December 31, 2021, and our subsequent SEC filings. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by these cautionary statements. Unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.

Our Company

About Mawson Infrastructure Group Inc.

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Mawson AU and the Mawson Subsidiaries on March 9, 2021, and on April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed on The Nasdaq Capital Market since September 29, 2021.

Our executive offices are located at Level 5, 97 Pacific Highway, North Sydney NSW, Australia 2060. Our telephone number is +61 8624 6130 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

All share and per share values for all periods presented in the accompanying consolidated financial statements have been retroactively adjusted to reflect the 10 for 1 reverse stock split which occurred on August 13, 2021.

We are a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (MDCs) currently based in the U.S. and Australia. Within the MDCs, we operate Application-Specific Integrated Circuit (ASIC) computers known as “Miners.” The Miners are focused on the process of digital mining, specifically for Bitcoin.

We conduct research and development into our MDCs that we are actively testing in several configurations and locations to determine the best configuration for both ASICs and alternate computing uses, including both for use in Graphics Processing Units (GPU) systems and traditional Central Processing Unit (CPU) based computing systems.

We provide our infrastructure to other cryptocurrency miners, along with maintenance services to operate other Miners equipment in our facilities.

We also have an interest in Cosmos Asset Management, an Australia based crypto investment manager that oversees a range of digital assets, including digital currency and indexed funds, to bring innovative exposures to investors. Cosmos Asset Management identifies and develops specialized public and private offerings and makes them accessible to institutional and retail investors. Cosmos Asset Management has two listed crypto related exchange traded funds on an Australian exchange, and is seeking to list more in the future.

Recent Developments

On February 23, 2022, Luna Squares LLC (our wholly-owned subsidiary) entered into the Co-Location Agreement with Celsius Mining LLC (“Celsius Mining”), pursuant to which Luna Squares LLC will provide a hosting facility, electrical power and internet access to Celsius Mining for the purposes of installing, maintaining and operating Celsius Mining’s ASIC machines (cryptocurrency mining equipment) for a monthly services fee based on power consumption, plus an infrastructure fee, plus a market margin. In addition, Celsius Mining loaned Luna Squares LLC a principal amount of US$20,000,000 (“Principal”), for the purpose of funding the infrastructure required to meet the obligations of the Co-Location Agreement, for which Luna Squares LLC issued a Secured Promissory Note (the “Promissory Note”) in the principal amount equal to the Principal. The Promissory Note accrues interest daily at rate of 12% per annum. Luna Squares LLC is required to amortize the loan at a rate of 15% per quarter, with principal repayments starting in the third quarter following the closing. The Promissory Note has a maturity date of August 23, 2023. In the event Luna Squares LLC receives cash proceeds from certain sales of assets, Luna Squares LLC would be required to direct such cash proceeds to Celsius Mining, which will be applied to the outstanding principal and interest under the Promissory Note. The Promissory Note includes customary events of default and remedies. In connection with the transaction, we issued to Celsius Mining, warrants to purchase up to 3,850,000 shares of our common stock, par value $0.001 per share, at an exercise price of US$6.50 per share. The warrant may be exercised at any time after issuance and until the later to occur of the 18 month anniversary of issuance and the date on which the Promissory Note has been completely repaid.

On March 16, 2022, Luna Squares LLC entered into a lease with respect to a property in the City of Sharon, Mercer County, Pennsylvania with Vertua Property, Inc, a subsidiary entity in which Vertua Ltd has a 100% ownership interest. James Manning, our CEO, a director and a significant stockholder of the Company is also a director of Vertua Ltd and has a material interest in the Sharon lease as a large shareholder of Vertua Ltd. The lease contains market standard legal terms, and will be for a term of 5 years, and Luna Squares LLC has 2 options to extend for 5 years each. Our Audit Committee has compared the rent and terms to other arms’ length leases we have entered into and formed the view the rent is in line with the market for similar properties. Rent is subject to annual increases equal to the CPI for the Northeast Region, or 4%, whichever is higher. The base rental amount in the first year is $0.24 million. Depending on power energization and usage, variable additional rent may be payable, with charges ranging from $500 to $10,000 per month, depending on power energized and whether it is available. Upon the recommendation from the Audit Committee, the directors of the Company, other than James Manning, were made aware of the material facts as to Mr. Manning’s interest in the lease and authorized the Company in good faith to enter the lease after determining the lease to be fair to the Company.

On May 12, 2022, Luna Squares Texas LLC (our wholly owned subsidiary) entered into an Option Agreement and Gross Profit Agreement with JAI TX, LLC and then signed or took and assignment of 4 leases for properties in Texas (all in close proximity) with the intent to develop MDC facilities for mining Bitcoin. Luna Squares Texas LLC will seek to execute relevant power agreements, however the expectation is that the four locations can provide a combined 120MW of power. Rent under the leases ranges from $1,500 to $5,227.20 per acre per annum. The lessors include a substantial listed holder of land in Texas, and family groups. Under the Option Agreement, JAI TX, LLC has the option to receive an issue of up to 20% of the membership interests in Luna Squares Texas LLC. The purchase prices will be a share of capital costs equal to the membership interest acquired by JAI TX, LLC, and an amount of Luna Squares Texas LLC’s debt financing in proportion to JAI TX, LLC’s shareholding. In return for certain services provided by JAI TX, LLC, JAI TX, LLC will be entitled to a share of all Electric Reliability Council of Texas program payments paid to Luna Squares Texas LLC (“ERCOT Payment”), as well as a share of the Bitcoin profit from the Texas locations less certain costs, including depreciation. Capital costs for Luna Squares Texas LLC are expected to exceed $4.19 million.

On July 8, 2022, we issued secured convertible promissory notes to investors in the aggregate principal amount of $3,600,000 (the “Secured Convertible Promissory Notes”) in exchange for an aggregate of $3,600,000. In connection with each Secured Convertible Promissory Note, we and our subsidiaries, Luna Squares LLC and Cosmos Infrastructure LLC, entered into a Guarantee and Security Agreement (the “Security Agreements”) with each investor, securing such investor’s Secured Convertible Promissory Note by specific, and separate application-specific integrated circuit (ASIC) mining hardware of Cosmos Infrastructure LLC. Each Security Agreement contained customary covenants and customary events of default, the occurrence of which could result in an acceleration of the Secured Convertible Promissory Notes. The Secured Convertible Promissory Notes are convertible at the option of the holder at a price of $0.85 per share, except in the case of an event of default, during which the Secured Convertible Promissory Notes are convertible at the option of the holder into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a price of $0.80 per share. The Secured Convertible Promissory Notes bear interest of twenty percent (20%) per annum, except in the case of an event of default, during which they will bear interest of twenty-five percent (25%) per annum. One-half of the interest that accrues each month on the Secured Convertible Promissory Notes must be paid monthly. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable under the Secured Convertible Promissory Notes, is due and payable if not converted pursuant to the terms and conditions of the Secured Convertible Promissory Note on the earlier of (i) one year after its issuance, or (ii) following an event of default.

THE OFFERING

Aggregate offering price	$6,400,000

Common stock offered by us pursuant to this prospectus	8,000,000 shares of our common stock (assuming no exercise of any common stock warrants offered hereby).

Common stock warrants offered by us pursuant to this prospectus

Common stock warrants to purchase up to 10,000,000 shares of common stock. Each common stock warrant will entitle the holder to purchase one share of common stock. The common stock warrants will be exercisable on the date 6 months after issuance and will expire on the five and one-half year anniversary of the date of issuance at an exercise price of $1.01 per share of common stock.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the common stock warrants. The exercise price of the common stock warrants and the number of shares into which the common stock warrants may be exercised are subject to adjustment in certain circumstances.

Placement agent warrants offered by us pursuant to this prospectus

Placement agent warrants to purchase up to 560,000 shares of common stock. Each placement agent warrant will entitle the holder to purchase one share of common stock. The placement agent warrants will be exercisable on the date 6 months after issuance and will expire on the five year anniversary of the commencement of sales in this offering at an exercise price of $1.00 per share of common stock.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the placement agent warrants. The exercise price of the placement agent warrants and the number of shares into which the placement agent warrants may be exercised are subject to adjustment in certain circumstances.

Beneficial Ownership limitation in common stock warrants	A holder (together with its affiliates) may not exercise any portion of the common stock warrants to the extent that the holder, together with its affiliates and certain related parties, would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99% upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Common stock to be outstanding after this offering	80,514,781 shares of common stock (assuming no exercise of the common stock warrants and the placement agent warrants issued in this offering, and no exercise of outstanding warrants or outstanding options issued under our equity incentive plans).

Use of proceeds	We intend to use the net proceeds of this offering to continue to build out our digital infrastructure, for potential strategic transactions and also for general corporate purposes, including working capital. See the section entitled “Use of Proceeds” on page S-6 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol	“MIGI”. The common stock warrants are not, nor will they be, listed for trading on any national securities exchange or other trading system, including The Nasdaq Capital Market

The number of shares of our common stock to be outstanding immediately after this offering is based on 72,514,781 shares of common stock outstanding as of July 17, 2022, and excludes the following (as of July 17, 2022):

-	6,391,667 Warrants outstanding to purchase common stock,
-	29,459 stock options,
-	2,522,987 restricted stock units, and
-	$3,600,000 of convertible promissory notes (convertible into 5,082,353 shares of common stock assuming no event of default and that all interest accrued to the maturity date, which does not include interest paid monthly, is converted to common stock).

The number above does not include the shares issuable upon the exercise of the 10,000,000 common stock warrants and 560,000 placement agent warrants in this offering.

Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the common stock warrants or placement agent warrants offered hereby.

RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 21, 2022, which is incorporated herein by reference in its entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. For example, management could invest the proceeds in assets or capital projects that do not produce attractive returns or to make acquisitions of properties or businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete projects, investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our common stock to decline.

A large number of shares issued in this offering and our outstanding shares of common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, the common stock warrants offered hereby as well as our other outstanding warrants, may be sold in the market following this offering, which may depress the market price of our common stock.

As of July 17, 2022, there were 72,514,781 shares of our common stock outstanding. All of our issued and outstanding shares, including the shares issued in this offering and issuable upon exercise of the common stock warrants, and our outstanding shares of common stock or certain instruments convertible or exercisable into our common stock, including, but not limited to, our other outstanding warrants, may be sold in the market following this offering and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

Sales of substantial amounts of our common stock, including shares of common stock that may be issued as a result of instruments convertible or exercisable into our common stock, including, but not limited to, the common stock warrants offered hereby as well as our other outstanding warrants, in the public market after this offering, or the perception that such sales will occur, could depress the market price of our common stock. Sales of substantial amounts of our common stock, including shares of common stock that may be issued as a result of instruments convertible or exercisable into our common stock, including, but not limited to, the common stock warrants offered hereby as well as our other outstanding warrants, in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

We have agreed, subject to specified exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents or file any registration statement or any amendment or supplement to any registration statement, other than the filing of this prospectus supplement.

This restriction terminates after the close of trading of the common stock on and including the 60th day after the closing of the offering.

The common stock warrants issued in this offering may not have any value.

The common stock warrants will be exercisable on the date 6 months after issuance and will expire on the five and one-half year anniversary of the date of issuance at an exercise price of $1.01 per share of common stock. In the event our common stock price does not exceed the exercise price of the common stock warrants during the period when such warrants are exercisable, such warrants may not have any value.

The placement agent warrants issued in this offering may not have any value.

The placement agent warrants will be exercisable on the date 6 months after issuance and will expire on the five year anniversary of the commencement of sales in this offering at an exercise price of $1.00 per share of common stock. In the event our common stock price does not exceed the exercise price of the placement agent warrants during the period when such warrants are exercisable, such warrants may not have any value.

Holders of our common stock may not be permitted to exercise warrants that they hold on account of a beneficial ownership limitation.

The common stock warrants being offered hereby will prohibit a holder from exercising its warrants if doing so would result in such holder beneficially owning more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%), of our common stock. Any holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99% upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so.

There is no public market for the common stock warrants being offered by us in this offering.

There is no established public trading market for either the common stock warrants to purchase shares of our common stock being offered by us in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common stock warrants on any national securities exchange or other trading system. Without an established market, the liquidity of the common stock warrants may be extremely limited or non-existent.

Except as set forth in the common stock warrant, holders of our warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your common stock warrant, you will have no rights with respect to the shares of our common stock underlying such warrants, except for those rights set forth in the common stock warrant. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our common stock does not develop or is sustained, our common stock may remain thinly traded.

The Listing Rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of investors that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

The Cryptocurrency Industry has recently experienced a downturn.

The price of Bitcoin is down by over 50% from the beginning of the year and many businesses in this industry have been impacted by this downturn. In July of 2022, Celsius Networks, the parent company of Celsius Mining LLC, filed for bankruptcy. Celsius Mining LLC is one of our significant hosting customers and its failure pay (or pay timely) amounts it owes to us when due could have a material adverse effect on our financial situation.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $5.801 million, assuming no exercise of any warrants issued in this offering, after deducting the placement agent’s fees, advisory fees and estimated offering expenses payable by us.

If all of the common stock warrants sold in this offering were to be exercised in cash at an exercise price of $1.01 per share, we would receive additional net proceeds of approximately $10.1 million. If all of the placement agent warrants sold in this offering were to be exercised in cash at an exercise price of $1.00 per share, we would receive additional net proceeds of approximately $0.560 million. We cannot predict when or if any of these warrants will be exercised. It is possible that the common stock warrants and/or placement agent warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering to continue to build out our digital infrastructure, for potential strategic transactions and also for general corporate purposes, including working capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending our use of the net proceeds from this offering, we intend to invest a portion of the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

DILUTION

If you purchase securities in this offering, your ownership interest will be immediately diluted. Dilution represents the difference between the amount per share paid by purchasers in this offering and the as further adjusted net tangible book value per share of our common stock immediately after this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of March 31, 2022, our historical net tangible book value was approximately $46,296,531, or approximately $0.6467 per share of common stock based upon 71,585,295 shares of our common stock outstanding as of March 31, 2022. Our as adjusted net tangible book value as of March 31, 2022, before the issuance and sale of shares of common stock in this offering was approximately $ $49,896,531, or $0.6508 per share of common stock, and reflects (i) the sale of $3,600,000 of convertible promissory notes, and (ii) the assumed issuance of 5,082,353 shares of common stock upon conversion of the convertible promissory notes (collectively, the “Adjustments”).

After giving effect to the sale by us of 8,000,000 shares of common stock and the accompanying common stock warrants to purchase 10,000,000 shares of common stock in this offering (assuming no exercise of the common stock warrants and the placement agent warrants issued in this offering, and no exercise of outstanding warrants or outstanding options issued under our equity incentive plans, but assuming the conversion of the convertible promissory notes) and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $ $55,748,531, or $0.6584 per share of our common stock. This represents an immediate increase in net tangible book value of $0.0076 per share to our existing stockholders and an immediate dilution of $0.1416 per share to investors in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share and accompanying common stock warrant	$0.80
Historical net tangible book value per share as of March 31, 2022	$0.6467
Increase in net tangible book value per share attributable to the Adjustments	$0.0041
As adjusted net tangible book value per share before this offering as of March 31, 2022	$0.6508
Increase in net tangible book value per share attributable to the offering	$0.0076
As furtheradjusted net tangible book value per share after giving effect to the offering	$0.6584
Dilution in net tangible book value per share to new investors	$0.1416

The number of shares of our common stock to be outstanding immediately after this offering is based on 71,585,295 shares of common stock outstanding as of March 31, 2022, and excludes the following (as of March 31 2022):

-	7,287,667 warrants outstanding to purchase common stock,
-	753,459 stock options,
-	1,816,787 restricted stock units, and
-	other securities not outstanding as of March 31, 2022, including the common stock warrants, the placement agent warrants.

The number of shares of our common stock to be outstanding immediately after this offering assumes the conversion of the $3,600,000 of convertible promissory notes into 5,082,353 shares of common stock, assuming no event of default and that all interest accrued to the maturity date, which does not include interest paid monthly, is converted to common stock.

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, restricted cash and marketable securities and our capitalization as of March 31, 2022 on:

●	an actual basis; and

●	a pro forma basis to give effect to the sale by us of 8,000,000 shares of common stock and the accompanying common stock warrants to purchase 10,000,000 shares of common stock in this offering at a public offering price of $0.80 per share and accompanying common stock warrant (assuming no exercise of any common warrants or placement agent warrants issued in this offering), after deducting the placement agent’s fees, advisory fees and estimated offering expenses.

You should read this information in conjunction with the information contained elsewhere in this prospectus supplement and the accompanying prospectus, including “Use of Proceeds,” and our unaudited consolidated financial statements and the related notes thereto, each included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which is incorporated by reference herein, and the other financial information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2022
	Actual		Pro Forma
	(unaudited)
Cash, cash equivalents, restricted cash and marketable securities		5,804,858		11,656, 858
Debt:		$42,979,797		42,979,797

Stockholders’ equity:	$		$
Additional paid-in capital; Common stock (120,000,000 authorized, 71,585,295 issued and outstanding $0.001 par value shares). Series A preferred stock (1,000,000 authorized shares; nil issued and outstanding as at March 31, 2022)		$186,724,867		$192,576,867
Accumulated other comprehensive loss		$62,214		$62,214
Accumulated deficit		$-82,458,914		$-82,458,914
Total stockholders’ equity		$104,328,167		$110,180,167

The number of shares of our common stock to be outstanding immediately after this offering is based on 71,585,295 shares of common stock outstanding as of March 31, 2022, and excludes the following (as of March 31, 2022):

-	7,287,667 warrants outstanding to purchase common stock,
-	753,459 stock options
-	1,816,787 restricted stock units, and
-	other securities not outstanding as of March 31, 2022, including the common stock warrants, the placement agent warrants and $3,600,000 of convertible promissory notes (convertible into 5,082,353 shares of common stock assuming no event of default and that all interest accrued to the maturity date, which does not include interest paid monthly, is converted to common stock).

The foregoing table does not give effect to the exercise of any outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

DESCRIPTION OF SECURITIES

Common Stock

See “Description of Capital Stock” in the accompanying prospectus for a description of the material terms of our common stock.

Common Stock Warrants Offered in this Offering

The following description of the common stock warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the common stock warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. It summarizes only those aspects of the common stock warrants that we believe will be most important to your decision to invest in the common stock warrants. You should keep in mind, however, that it is the terms in the common stock warrants, and not this summary, which define your rights as a holder of the common stock warrants. There may be other provisions in the common stock warrants that are also important to you. You should read the form of the common stock warrants for a full description of the terms of the common stock warrants.

Duration and Exercise Price

Each full common stock warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $1.01 per share. The common stock warrants will be exercisable during the period commencing on the date 6 months after issuance and will expire on the five and one-half year anniversary of the date of issuance.

Exercisability

The common stock warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the common stock warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the common stock warrant and cash payment of the exercise price, on and subject to the terms and conditions of the common stock warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of common stock to which the holder is entitled, which shares shall be delivered in book-entry form. If a common stock warrant is exercised for fewer than all of the shares of common stock for which such common stock warrant may be exercised, then upon request of the holder and surrender of such common stock warrant, we shall issue a new common stock warrant exercisable for the remaining number of shares of common stock.

A holder (together with its affiliates) may not exercise any portion of the common stock warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the common stock warrants is not then effective or the prospectus therein is not available for use, a holder of common stock warrants may exercise the common stock warrants on a cashless basis, where the holder receives the net value of the common stock warrants in shares of common stock pursuant to the formula set forth in the common stock warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the common stock warrants, a holder may only exercise the common stock warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act and the shares of common stock issued upon such cashless exercise would take on the registered characteristics of the common stock warrants being exercised.

Failure to Timely Deliver Shares of Common Stock

If we fail to timely deliver shares of common stock pursuant to any exercise of the common stock warrants, and such exercising holder elects or is required to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such common stock warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of common stock to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of common stock.

Fundamental Transaction

If, at any time while the common stock warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock as further described in the common stock warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder’s common stock warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the common stock warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its common stock warrant at its fair value using the Black Scholes option pricing formula in the common stock warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the common stock warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits.

Pro Rata Distributions

If, at any time while the common stock warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, or options, by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) or we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (in each case, “Distributed Property”), then each holder of a common stock warrant shall receive, with respect to the shares of common stock issuable upon exercise of such common stock warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

Authorized and Unreserved Shares of Common Stock

So long as any of the common stock warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to the number of shares of common stock issuable upon the exercise of all of the common stock warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the common stock warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the common stock warrants, the common stock warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the common stock warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the common stock warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market.

Placement Agent Warrants Offered in this Offering

The following description of the placement agent warrants is a summary, is not complete and is subject to, and qualified in its entirety by, the provisions of the placement agent warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. It summarizes only those aspects of the placement agent warrants that we believe will be most important to your decision to invest in the placement agent warrants. You should keep in mind, however, that it is the terms in the placement agent warrants, and not this summary, which define your rights as a holder of the placement agent warrants. There may be other provisions in the placement agent warrants that are also important to you. You should read the form of the placement agent warrants for a full description of the terms of the placement agent warrants.

Duration and Exercise Price

Each full placement agent warrant entitles the holder thereof to purchase one share of our common stock at an exercise price equal to $1.00 per share. The placement agent warrants will be exercisable during the period commencing on the date 6 months after issuance and will expire on the five year anniversary of the commencement of sales in this offering.

Exercisability

The placement agent warrants may be exercised by delivering to the Company a duly-executed notice of election to exercise the placement agent warrant and delivering to the Company cash payment of the exercise price. Upon delivery of the written notice of election to exercise the placement agent warrant and cash payment of the exercise price, on and subject to the terms and conditions of the placement agent warrants, we will deliver or cause to be delivered to such holder, the number of whole shares of common stock to which the holder is entitled, which shares shall be delivered in book-entry form. If a placement agent warrant is exercised for fewer than all of the shares of common stock for which such placement agent warrant may be exercised, then upon request of the holder and surrender of such placement agent warrant, we shall issue a new placement agent warrant exercisable for the remaining number of shares of common stock.

A holder (together with its affiliates) may not exercise any portion of the placement agent warrants to the extent that the holder (together with its affiliates) would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of our outstanding common stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon notice to us, provided that, in the case of an increase of such beneficial ownership limitation, such notice shall not be effective until 61 days following notice to us.

Cashless Exercise

If, and only if, a registration statement relating to the issuance of the shares underlying the placement agent warrants is not then effective or the prospectus therein is not available for use, a holder of placement agent warrants may exercise the placement agent warrants on a cashless basis, where the holder receives the net value of the placement agent warrants in shares of common stock pursuant to the formula set forth in the placement agent warrants. However, if an effective registration statement and the prospectus is available for the issuance of the shares underlying the placement agent warrants, a holder may only exercise the placement agent warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to Section 3(a)(9) of the Securities Act and the shares of common stock issued upon such cashless exercise would take on the registered characteristics of the placement agent warrants being exercised.

Failure to Timely Deliver Shares of Common Stock

If we fail to timely deliver shares of common stock pursuant to any exercise of the placement agent warrants, and such exercising holder elects or is required to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such placement agent warrant was exercised, then we will be required to deliver an amount in cash by which holder’s purchase price, including commissions, exceeds the number of shares of common stock to be delivered multiplied by the price at which the sell order was executed and, at option of holder, reinstate the portion of warrant for the exercise that was not honored or deliver the number of shares of common stock.

Fundamental Transaction

If, at any time while the placement agent warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which includes any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock as further described in the placement agent warrants, then each holder shall become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise of such holder’s placement agent warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the placement agent warrants. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its placement agent warrant at its fair value using the Black Scholes option pricing formula in the placement agent warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Certain Adjustments

The exercise price and the number of shares purchasable upon exercise of the placement agent warrants are subject to adjustment upon certain reclassifications, stock dividends and stock splits.

Pro Rata Distributions

If, at any time while the placement agent warrants are outstanding, we declare or make any dividend or other distribution of Distributed Property, then each holder of a placement agent warrant shall receive, with respect to the shares of common stock issuable upon exercise of such placement agent warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

Authorized and Unreserved Shares of Common Stock

So long as any of the placement agent warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to the number of shares of common stock issuable upon the exercise of all of the placement agent warrants then outstanding.

Fractional Shares

No fractional shares will be issued upon exercise of the placement agent warrants, but we will pay a cash adjustment or round up to the next whole share in connection with any fractional share.

Rights as a Stockholder

Except as set forth in the placement agent warrants, the placement agent warrants do not confer upon holders any voting or other rights as stockholders of the Company.

Trading Market

There is no established public trading market available for the placement agent warrants on any national securities exchange or other nationally recognized trading system. In addition, we do not intend to apply to list the placement agent warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES CONSIDERATIONS
FOR HOLDERS OF OUR COMMON STOCK, PLACEMENT AGENT WARRANTS AND COMMON STOCK WARRANTS

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock, common stock warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, we have engaged H.C. Wainwright & Co., LLC, to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities pursuant to this prospectus supplement. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. The placement agent will have no authority to bind us by virtue of the engagement agreement and the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with institutional investors, who will purchase our securities in this offering, providing such investors with certain representations, warranties and covenants from us.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about July 20, 2022.

The placement agent may distribute this prospectus supplement electronically.

Commissions and Expenses

We have agreed to pay the placement agent a cash fee of 7.0% of the aggregate gross proceeds raised in the offering, as well as a management fee equal to 0.5% of the gross proceeds raised in this offering. The following table shows the per share of common stock and accompanying warrant and total placement agent fees payable to the placement agent by us in connection with this offering.

	Per Share of Common Stock and Accompanying Common Stock Warrant	Total
Public offering price	$0.80	$6,400,000
Placement agent fees	$0.06	$448,000
Proceeds, before expenses, to us	$0.74	$5,952,000

In addition, we have agreed to reimburse the placement agent for its non-accountable expenses in the amount of $35,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $500,000 and for its clearing expenses in the amount of $15,950. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $100,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants to purchase up to 560,000 shares of common stock with an exercise price of $1.00 per share and exercisable for five years from the commencement of sales in this offering (the “placement agent warrants”). The placement agent warrants and the shares of common stock issuable upon exercise thereof are being registered hereby. The form of the placement agent warrants has been included as an exhibit to this registration statement of which this prospectus forms a part.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 14-month period following expiration or termination of our engagement of the placement agent.

Other Relationships

The placement agent and its respective affiliates have engaged in, and may in the future engage in, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received and may continue to receive customary fees and commissions.

Determination of Offering Price

The actual offering price of the securities we are offering was negotiated between us, the placement agent and prospective investors, based on the trading of our shares of common stock prior to the offering, among other things, and may be at a discount to the current market price. The securities offered hereby will be sold at a fixed price until the completion of the offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by the placement agent and any profit realized on the resale of the securities sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, relating to or arising out of the placement agent’s activities under the placement agency agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “MIGI”. We do not plan to list the common stock warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the placement agent in connection with this offering.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of LNP Audit and Assurance International Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may read and copy any such reports and amendments thereto at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at https://mawsoninc.com/.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 21, 2022;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2022, as filed with the SEC on May 16, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, March 21, 2022, May 20, 2022, May 27, 2022, June 17, 2022 and June 28, 2022 (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, other than the Current Reports on Form 8-K filed with the SEC on June 17, 2022, June 28, 2022 and July 14, 2022, which are specifically incorporated by reference herein); and

●	the description of our common stock contained in our registration statement on Form S-1, filed with the SEC on June 9, 2021 (File No. 333-256947), and all amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at +61 02 8624 6130 or by writing to us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS

MAWSON INFRASTRUCTURE GROUP INC.

Common Stock

Preferred Stock
Debt Securities

Warrants
Units

$500,000,000

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Common Stock is quoted on the NASDAQ Stock Market under the symbol “MIGI.” On April 6, 2022, the last reported sale price of our Common Stock on the NASDAQ Stock Market was $4.69 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us,” “Mawson” and the “Company” in this prospectus, we mean Mawson Infrastructure Group Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “Mawson AU” in this prospectus, we mean Mawson Infrastructure Group Pty Ltd., an Australian company (formerly known as Cosmos Capital Limited), and the subsidiaries of Mawson AU, including Cosmos Trading Pty Ltd, Cosmos Infrastructure LLC, referred to as “Cosmos Infrastructure”, Cosmos Manager LLC, Cosmos Grid Tech Pty Ltd, Cosmos Asset Management Pty Ltd, referred to as “Cosmos Asset Management”, and Luna Squares LLC (formerly known as Innovative Property Management LLC), which collectively we refer to as the “Mawson Subsidiaries”.

Mawson Infrastructure Group Inc.®, the Mawson logo and other trademarks or service marks of Mawson appearing in this prospectus are the property of Mawson or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.mawsoninc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 21, 2022;

●	our Definitive Proxy Statement on Schedule 14A and accompanying additional proxy materials filed with the SEC on April 8, 2022;

●	our Current Reports on Form 8-K filed with the SEC on March 1, 2022, and March 21, 2022; and

●	the description of our common stock contained in our registration statement on Form S-3, filed with the SEC on October 29, 2021 (File No. 333-260600), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Mawson Infrastructure Group Inc.

Chief Executive Officer

Level 5, 97 Pacific Highway, North Sydney NSW Australia 2060

+61 02 8624 6130

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

General

We are a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centers (“MDCs”) currently based in the U.S. and Australia. Within the MDCs, we operate Application-Specific Integrated Circuit (“ASIC”) computers known as “Miners.” The Miners are focused on the process of digital mining, specifically for Bitcoin.

We conduct research and development into our MDCs that we are actively testing in several configurations and locations to determine the best configuration for both ASICs and alternate computing uses, including both for use in Graphics Processing Units (“GPU”) systems and traditional Central Processing Unit (“CPU”) based computing systems.

We provide our infrastructure to other cryptocurrency miners, along with maintenance services to operate other Miners equipment in our facilities.

We also have an interest in Cosmos Asset Management, an Australia based crypto investment manager that oversees a range of digital assets, including digital currency and indexed funds, to bring innovative exposures to investors. Cosmos Asset Management identifies and develops specialized public and private offerings and makes them accessible to institutional and retail investors. Cosmos Asset Management has one unlisted crypto related fund and one listed crypto related exchange traded fund on an Australian exchange (Cosmos Global Digital Miners Access ETF), and is seeking to list more in the future.

Recent Developments

On February 23, 2022, our subsidiary Luna Squares LLC (“Luna Squares”) entered into the Co-Location Agreement with Celsius Mining LLC (“Celsius Mining”), pursuant to which Luna Squares will provide a hosting facility, electrical power and internet access to Celsius Mining for the purposes of installing, maintaining and operating Celsius Mining’s ASIC machines (cryptocurrency mining equipment) for a monthly services fee based on power consumption, plus an infrastructure fee, plus a market margin. In addition, Celsius Mining loaned Luna Squares a principal amount of US$20,000,000 (“Principal”), for the purpose of funding the infrastructure required to meet the obligations of the Co-Location Agreement, for which Luna Squares issued a Secured Promissory Note (the “Promissory Note”) in the principal amount equal to the Principal. The Promissory Note accrues interest daily at rate of 12% per annum. Luna Squares is required to amortize the loan at a rate of 15% per quarter, with principal repayments starting in the third quarter following the closing. The Promissory Note has a maturity date of August 23, 2023. In the event Luna Squares receives cash proceeds from certain sales of assets, Luna Squares would be required to direct such cash proceeds to Celsius Mining, which will applied to the outstanding principal and interest under the Promissory Note. The Promissory Note includes customary events of default and remedies. In connection with the transaction, we issued to Celsius Mining, warrants to purchase up to 3,850,000 shares of our common stock at an exercise price of US$6.50 per share. The warrant may be exercised at any time after issuance and until the later to occur of the eighteen (18) month anniversary of issuance and the date on which the Promissory Note has been completely repaid.

On March 16, 2022, Luna Squares entered into a lease with respect to a property in the City of Sharon, Mercer County, Pennsylvania with Vertua Property, Inc, a subsidiary entity in which Vertua Ltd has a 100% ownership interest. James Manning, our CEO, a director and a significant shareholder is also a director of Vertua Ltd and has a material interest in the Sharon lease as a large shareholder of Vertua Ltd. The lease contains market standard legal terms, and will be for a term of 5 years, and Luna Squares LLC has 2 options to extend for 5 years each. The Audit Committee has compared the rent and terms to other arms’ length leases we have entered into and formed the view the rent is in line with the market for similar properties. Rent is subject to annual increases of CPI for the Northeast Region, or 4%, whichever is higher. The base rental amount in the first year is $0.24 million. Depending on power energization and usage, variable additional rent may be payable per annum, with per MW and fixed charges ranging from $500 to $10,000 per month, depending on power energized and whether it is available. Upon the recommendation from the Audit Committee, our directors other than James Manning were made aware of the material facts as to Mr. Manning’s interest in the lease and authorized us in good faith to enter the lease after determining the lease to be fair to us.

Corporate Information

We were incorporated in the State of Delaware on February 10, 2012, originally under the name Opthalix Inc. and changed our corporate name to Wize Pharma, Inc. on November 15, 2017. On March 17, 2021, we changed our corporate name to “Mawson Infrastructure Group Inc.” to reflect our acquisition of Mawson AU and the Mawson Subsidiaries on March 9, 2021, and on April 27, 2021, we changed our trading symbol to “MIGI”. Shares of our Common Stock have been listed on The Nasdaq Capital Market since September 29, 2021.

Our executive offices are located at Level 5, 97 Pacific Highway, North Sydney NSW, Australia 2060. Our telephone number is +61 8624 6130 and our internet address is www.mawsoninc.com. The information on, or that may be accessed from, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, all as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement on Form S-3 (this “Registration Statement”) contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This Registration Statement identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those the risk factors incorporated by reference above. The risk factors incorporated by reference above are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	Our need and ability to raise additional capital, and the terms therefore;

●	competition and technological challenges we may face;

●	the slowing or stopping of the development or acceptance of digital asset systems;

●	changes to any digital asset network’s protocols and software;

●	any decrease in the incentive for Bitcoin mining;

●	growth challenges we may face;

●	the costs associated with digital asset mining, including electricity, equipment purchases, equipment maintenance and security;

●	security threats and malicious actors;

●	our ability to obtain and maintain adequate insurance;

●	we may become subject to existing or future government regulations which increase the cost of doing business, or which cause to cease some or all of our operations;

●	our exposure to fluctuations in the market value of digital assets, in particular Bitcoin, and the relative attractiveness of those digital assets to investors, speculators, and users payment network services over other solutions;

●	our reliance on third party manufacturers for Miners and other infrastructure and hardware;

●	risks relating to the supply chain disruptions due to pandemic (eg COVID-19), shortages (computer chips), and geo-political tensions (eg China trade bans, war in Ukraine);

●	climate change risks, including direct risks from storms and floods, but also the implementation of policies which may lead to higher energy costs;

●	political or economic crises motivating large-scale sales of digital assets;

●	regulatory risks, including local and global governments regulating, or even banning, Bitcoin or Bitcoin mining;

●	the impact of future stock sales on our stock price;

●	the potential lack of liquidity, or volatility, of our common stock and warrants;

●	the potential failure to maintain effective internal controls over financial reporting; and

●	competitive companies and technologies within our industry, and outside it (such as central bank digital currencies and quantum computing).

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this Registration Statement and are expressly qualified in their entirety by the cautionary statements included in this Registration Statement. In evaluating forward-looking statements, you should consider these risks and uncertainties.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Delaware law, Certificate of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our Common Stock and Preferred Stock. We urge you to read the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws.

Authorized Capital Stock

Under our Certificate of Incorporation, we are authorized to issue up to one hundred twenty million (120,000,000) shares of Common Stock, and one million (1,000,000) shares of Preferred Stock.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock have no cumulative voting rights. Further, holders of our Common Stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Common Stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of Preferred Stock. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our Common Stock that are entitled to cast at least 33&1/3; of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

The Preferred Stock may be issued without stockholder approval, from time to time in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof, as determined by our Board. Our Certificate of Incorporation expressly authorizes (subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of our Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board) the increase or decrease (but not below the number of shares of such series then outstanding) of the number of shares of any series subsequent to the issuance of shares of that series by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of Section 242(b)(2) of the DGCL.

Our Board may authorize the issuance of Preferred Stock with voting or conversion rights that could harm the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and might harm the market price of our Common Stock and the voting and other rights of the holders of Common Stock.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of Preferred Stock;

●	the number of shares of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of Preferred Stock;

●	whether the dividends on shares of Preferred Stock are cumulative or not and, if cumulative, the date from which dividends on the shares of Preferred Stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of Preferred Stock;

●	the provision for a sinking fund, if any, for the shares of Preferred Stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of Preferred Stock;

●	any listing of the shares of Preferred Stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of Preferred Stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of Preferred Stock;

●	the relative ranking and preferences of the shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on issuance of any series or class of shares of Preferred Stock ranking senior to or on a parity with such series or class of shares of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of Preferred Stock; and

●	any voting rights of such Preferred Stock.

The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision

Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three (3) years prior, did own, 15% or more of the corporation’s voting stock. However, we elected to opt out of the provisions of Section 203.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Bylaws provide that, for nominations to our Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our secretary at our principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our Bylaws, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by either (i) the chairman of our Board, chief executive officer, or the president, (ii) by our Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

Stockholder Action by Written Consent

Each of our Certificate of Incorporation and our Bylaws permit our stockholders to act by written consent.

Super Majority Stockholder Vote Required for Certain Actions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Certificate of Incorporation requires the affirmative vote of the holders of at least 66&1/3; of our outstanding voting stock to amend or repeal any provision of our Bylaws or any amend or repeal any provision of our Certificate of Incorporation relating to limitation of director liability, indemnification and advancement of expenses or amendments to our Certificate of Incorporation or our Bylaws. All other provisions of our Certificate of Incorporation may be amended or repealed by a simple majority vote of our Board.

Dividends

We have not declared any cash dividends on our Common Stock since inception and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare.

Stock Market Listing

Our Common Stock is currently listed on the NASDAQ Stock Market and trades under the symbol “MIGI.”

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our Common Stock, our Preferred Stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Common Stock, our Preferred Stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, Preferred Stock, Common Stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the Preferred Stock warrants or Common Stock warrants being offered, the warrant agreement relating to the Preferred Stock warrants or Common Stock warrants and the warrant certificates representing the Preferred Stock warrants or Common Stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of Preferred Stock or share of Common Stock;

●	if applicable, the date on and after which the warrants and the related Preferred Stock or Common Stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock or a stock split, reverse stock split, combination, subdivision or reclassification of Common Stock or Preferred Stock. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of Common Stock or Preferred Stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of Preferred Stock or shares of Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of Preferred Stock or shares of Common Stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of Common Stock, shares of Preferred Stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any Common Stock, Preferred Stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be quoted on the Nasdaq Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Sheppard, Mullin, Richter & Hampton LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited consolidated financial statements of Mawson Infrastructure Group Inc. and its subsidiaries, as of and for the years ended December 31, 2021 and 2020 included in this prospectus, and elsewhere in the registration statement on Form S-3 have been so included in reliance upon the report of LNP Audit and Assurance International Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.